Issuer: Carrizo Oil & Gas, Inc.                        CUSIP Number: 144577 10 3



                                                                      SCHEDULE B




                            THE CHASE MANHATTAN BANK
                            ------------------------


                               Executive Officers*
                               -------------------

                    Walter V. Shipley, Chairman of the Board
                         Thomas G. Labrecque, President
              William B. Harrison, Jr., Vice Chairman of the Board
                 Donald L. Boudreau, Vice Chairman of the Board
                    Marc Shapiro, Vice Chairman of the Board
                 Joseph G. Sponholz, Vice Chairman of the Board
                   John J. Farrell, Director, Human Resources
        Frederick W. Hill, Director Corporate Marketing and Communication
                       William H. McDavid, General Counsel



                                   Directors**
                                   -----------

                                 Principal Occupation or Employment;
 Name                            Business or Residence Address
 ----                            -----------------------------
 Hans W. Becherer                Chairman of the Board
                                 Chief Executive Officer
                                 Deere & Company
                                 8601 John Deere Road
                                 Moline, IL 61265

-------------------------------------------------------------------------------
 Frank A. Bennack, Jr.           President and Chief Executive Officer
                                 The Hearst Corporation
                                 959 Eighth Avenue
                                 New York, NY  10019

-------------------------------------------------------------------------------
 Susan V. Berresford             President
                                 The Ford Foundation
                                 320 East 43rd Street
                                 New York, NY  10017

-------------------------------------------------------------------------------
 M. Anthony Burns                Chairman, President and CEO
                                 Ryder System, Inc.
                                 3600 N.W. 82nd Avenue
                                 Miami, FL 33166



------------------------
         * Principal occupation is executive officer and/or employee of The Chase Manhattan Bank. Business address is c/o The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017. Each executive officer of Chase is a U.S. citizen.


         ** Each of the persons named below is a citizen of the United States of America.

Issuer: Carrizo Oil & Gas, Inc.                        CUSIP Number: 144577 10 3



 H. Laurance Fuller              Chairman of the Board and
                                 Chief Executive Officer
                                 Amoco Corporation
                                 200 East Randolph Drive
                                 Chicago, IL 60601

-------------------------------------------------------------------------------
 Melvin R. Goodes                Chairman of the Board and Chief Executive
                                 Officer
                                 Warner-Lambert Company
                                 201 Tabor Road
                                 Morris Plains, NJ 07950

-------------------------------------------------------------------------------
 William H. Gray, III            President and Chief Executive Officer
                                 The College Fund/UNCF
                                 8260 Willow Oaks Corporate Drive
                                 P.O. Box 10444
                                 Fairfax, VA  22031

-------------------------------------------------------------------------------
 George V. Grune                 Chairman of the Board and Chief Executive
                                 Officer
                                 The Reader's Digest Association, Inc.
                                 Chairman of the Board
                                 The DeWitt Wallace-Reader's Digest Fund
                                 Lila Wallace-Reader's Digest Fund
                                 Reader's Digest Road
                                 Pleasantville, NY  10570

-------------------------------------------------------------------------------
 William B. Harrison, Jr.        Vice Chairman of the Board
                                 The Chase Manhattan Corporation
                                 270 Park Avenue, 8th Floor
                                 New York, NY 10017-2070

-------------------------------------------------------------------------------
 Harold S. Hook                  Retired Chairman of the Board
                                 American General Corporation
                                 2929 Allen Parkway
                                 Houston, TX  77019

-------------------------------------------------------------------------------
 Helene L. Kaplan                Of Counsel
                                 Skadden, Arps, Slate, Meagher & Flom
                                 919 Third Avenue - Room 29-72 New York, NY
                                 10022

-------------------------------------------------------------------------------
 Thomas G. Labrecque             President
                                 The Chase Manhattan Corporation
                                 270 Park Avenue, 8th Floor
                                 New York, NY 10017-2070

-------------------------------------------------------------------------------
 Henry B. Schacht                Retired Chairman of the Board and
                                 Chief Executive Officer
                                 Lucent Technologies, Inc.
                                 600 Mountain Avenue - Room 6A511 Murray Hill,
                                 NJ 07974

-------------------------------------------------------------------------------
 Walter V. Shipley               Chairman of the Board
                                 The Chase Manhattan Corporation
                                 270 Park Avenue, 8th Floor
                                 New York, NY 10017-2070

Issuer: Carrizo Oil & Gas, Inc.                        CUSIP Number: 144577 10 3



-------------------------------------------------------------------------------
 Andrew C. Sigler                Retired Chairman of the Board
                                 and Chief Executive Officer
                                 Champion International Corporation
                                 1 Champion Plaza
                                 Stamford, CT 06921

-------------------------------------------------------------------------------
 John R. Stafford                Chairman, President and Chief
                                 Executive Officer
                                 American Home Products Corporation
                                 Five Giralda Farms
                                 Madison, NJ  07940

-------------------------------------------------------------------------------
 Marina v.N. Whitman             Professor of Business Administration
                                 and Public Policy
                                 The University of Michigan
                                 School of Public Policy
                                 411 Lorch Hall, 611 Tappan Street
                                 Ann Arbor, MI 48109-1220
-------------------------------------------------------------------------------